Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Rahmen-Kooperationsvertrag („Kooperationsvertrag”)	Framework Cooperation Agreement (“Cooperation Agreement”)

Zwischen	by and between

Wacker Chemie AG Hanns-Seidel-Platz 4 81737 München	Wacker Chemie AG Hanns-Seidel-Platz 4 81737 Munich Germany

(„Verkäufer”)	(“Seller”)

und	and

Via optronics GmbH Lettenfeldstr. 15 90592 Schwarzenbruck	Via optronics GmbH Lettenfeldstr. 15 90592 Schwarzenbruck Germany

(„Käufer”)	(“Buyer”)

(Verkäufer und Käufer gemeinsam die “Parteien”)	(Seller and the Buyer together the “Parties”)

Präambel	Preamble

Die Parteien haben einen Rahmenliefervertrag vom 17. Dezember 2010 und einen Ergänzungsvertrag zu diesem Rahmenliefervertrag am 19. April 2013 /26. April 2013 geschlossen (“Bisheriger Rahmenliefervertrag”).

The Parties entered into a Framework Supply Agreement on December 17, 2010 and a supplementary agreement thereto dated April 19/26, 2013 (hereinafter referred to jointly as the “Current Framework Supply Agreement”).

In einem Term Sheet vom 26.04.2017/24.05.2017 haben die Parteien Eckpunkte für diesen Kooperationsvertrag festgelegt.	On April 26/May 24, 2017, the Parties set forth the key parameters of this Cooperation Agreement in a term sheet.

Der Kooperationsvertrag soll den Bisherigen Rahmenvertrag ablösen und die alleinige Grundlage für die künftige Zusammenarbeit sein.	This Cooperation Agreement shall replace the aforementioned Current Framework Supply Agreement and shall therefore be the sole basis for the Parties’ future cooperation.

Am 14./21. April 2010 haben die Parteien betreffend den Informationsaustausch während ihrer Zusammenarbeit eine Geheimhaltungsvereinbarung geschlossen (die “Geheimhaltungsvereinbarung”).	On April 14/21, 2010 the Parties entered into an agreement regarding confidentiality of information for the duration of their cooperation (hereinafter referred to as the “Confidentiality Agreement”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1. Vertragsgegenstand	1. Subject

Die Parteien haben gemeinsam ein Produkt für den Anwendungsbereich “optisches Bonden von Displays” gemäß Spezifikation laut Anlage 4 (nachfolgend als “Produkt” bezeichnet) entwickelt und regeln hiermit ihre Geschäftsbeziehung betreffend den Verkauf und die Lieferung des Produkts sowie die gemeinsame Entwicklung des Marktes für dieses Produkt.

The Parties have jointly developed a product for the application “optical bonding of displays” as further specified with the specification set out in Annex 4 hereto (hereinafter referred to as a “Product”) and wish to document their business relationship regarding the supply and sale of, and the joint development of the market for the Product.

Andere Standardprodukte des Verkäufers werden als “Buchnamenprodukte” bezeich net	All other standard products offered by the Seller shall be referred to hereinafter as “Book Name Products.”

Der Kooperationsvertrag regelt den gemeinsamen Marktauftritt beider Parteien und soll dazu beitragen, die Umsätze beider Parteien im Bereich optical Bonding zu erhöhen und zugleich für die Kunden spezifische Lösungen aus einer Hand bereitzustellen, indem das Produktions- und Entwicklungs Know-How im Chemie- und Elektronikbereich gebündelt wird.

The purpose of this Cooperation Agreement is to define the Parties’ joint appearance in the market. This Cooperation Agreement has been designed to increase the Parties’ sales revenues from optical bonding while at the same time enabling the Parties to provide their customers with specific one-stop solutions by bundling their chemical and electronic production- and development-related know-how.

Weiterhin regelt der Kooperationsvertrag die exklusive Lieferung des Produkts im Bereich “optisches Bonden” (“Geschäftsfeld”) sowie die Lieferbedingungen für Buchnamenprodukte an den Käufer.

In addition, this Cooperation Agreement defines the exclusive delivery of the Product in the field of optical bonding (hereinafter referred to as the “Business Field”) and the terms of delivery of Book Name Products to the Buyer.

Evtl. gemeinsame Weiter-und Neuentwicklungen von Produkten im Bereich “optisches Bonden” können die Parteien einvernehmlich in diesen Kooperationsvertrag einbeziehen.	The Parties may agree to include any new joint developments and/or expansions of products for the Business Field in this Cooperation Agreement.

2. Geltungsbereich des Kooperationsvertrags	2. Scope

Der Kooperationsvertrag gilt räumlich für den Europäischen Wirtschaftsraum (derzeit 28 Mitgliedsstaaten der Europäischen Union und zusätzlich Norwegen, Island und Liechtenstein), der Schweiz, Nordamerika (Vereinigten Staaten von Amerika, Kanada und Mexiko) und Asien, sowie, nach dessen Austritt aus der Europäischen Union, auch im Vereinigten Königreich.

This Cooperation Agreement is valid in the European Economic Area (currently made up of the 28 member states of the European Union, Norway, Iceland and Liechtenstein), North America (United States of America, Canada and Mexico), Switzerland and Asia and, when it has left the European Union, also in the United Kingdom.

Zeitlich gilt der Kooperationsvertrag ab 01. Januar 2019 mit einer fixen Laufzeit bis zum 31. Dezember 2021.	This Cooperation Agreement shall become effective retroactively on January 1, 2019 and shall have a fixed term until December 31, 2021.

Der Bisherige Rahmenliefervertrag wird mit Wirkung zum 01. Januar 2018 aufgehoben. Alle bis zum 31. Dezember 2017, 24:00 Uhr, begründeten gegenseitigen Ansprüche der	The Current Framework Supply Agreement shall be terminated as of January 1, 2018. The Parties’ mutual claims justified by December 31, 2017 at 12:00 midnight arising from or in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Parteien aus oder im Zusammenhang mit dem Bisherigen Rahmenliefervertrag bleiben von der Aufhebung unberührt.	connection with the Current Framework Supply Agreement shall remain unaffected by such termination.

Sachlich gilt der Kooperationsvertrag für das Produkt und die Buchnamenprodukte	This Cooperation Agreement shall apply to the Product and the Book Name Products.

3. Zusammenarbeit zwischen den Parteien	3. Cooperation Between the Parties

3.1. Entwicklungspartnerschaft	3.1. Partnership for development

Beide Parteien sind Entwicklungspartner für Materialien im Bereich „optical Bonding”.	The Parties shall be development partners for materials in the field of “optical bonding”.

Der Käufer akquiriert eigenständig Kundenprojekte im Geschäftsfeld, prüft die projektbezogene Eignung des Produkts und entwickelt mit dem Verkäufer das Produkt stetig im Rahmen der Spezifikation weiter.

The Buyer shall acquire projects of customers in the Business Field independently and shall review whether the Product is suitable for such projects. Additionally the Buyer shall continuously further develop the Product together with the Seller in line with the specifications.

Gegenüber Kunden wird der Verkäufer als Kompetenzträger für die Herstellung von Materialien benannt, die für das optical Bonding zwingend notwendig sind. Gegenüber den Kunden wird der Käufer als Kompetenzträger für prozessrelevante Vera rbeitungseigenschaften, Fertigungsprozesse und die Entwicklung/Optimierung der Produktanwendung beim Kunden sowie die Entwicklung von Fertigungsgerätschaften genannt.

With respect to customers, the Seller shall be named as the competent party for the production of materials essential to optical bonding and the Buyer shall be named as the competent party for process-specific processing features, production processes, the development/optimization of the application of the Product for customers and the development of production equipment.

Die Regelung der Rechteinhaberschaft gem. Ziff. 4 unten bleibt hiervon unberührt.	The provisions regarding intellectual property rights as set forth in clause 4 below shall remain unaffected.

3.2. Gemeinsamer Marktauftritt und Marketingmaterialien	3.2. Joint appearance in the market and shared marketing materials

Der gemeinsame Marktauftritt der Parteien soll unter anderem gemeinsame Messeauftritte, Anwendungsflyer, Präsentationen und oder Kundengespräche umfassen. Die einzelnen Marketingmaterialien werden zwischen den Parteien im Einzelfall vorab abgestimmt und vereinbart.

The Parties’ appearance in the market shall include joint participation in trade fairs, application-related flyers, presentations, and/or meetings with customers. The Parties shall discuss and agree upon individual marketing materials in advance on a case by case basis.

Die Parteien bezeichnen sich gegenseitig auf der jeweiligen Internetseite als „Kooperationspartner” und benennen die Leistungen der anderen Partei. Die Parteien treffen sich projektbezogen in angemessenen regelmäßigen Abständen.

On their respective websites, the Parties shall refer to each other as cooperation partners and shall define the services provided by the other Party. The Parties shall meet on a regular basis, depending on the requirements of the respective projects.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

3.3. Kundenliste	3.3. List of customers

Sofern die im Geschäftsfeld tätige(n) vermarktende(n) Einheit(en) des Verkäufers und/oder der mit dem Verkäufer verbundenen Unternehmen (derzeit Wacker Silicones) davon Kenntnis erhält/erhalten, wird der Verkäufer bei Anfragen von Neukunden zu 2- Komponenten, additionsvernetzenden (nicht UV härtenden) Silikon-Elastomeren für die Anwendung im Geschäftsfeld diese Neukunden über die Kooperation mit dem Käufer informieren. Sollte der Neukunde Interesse an weiteren Informationen über den Käufer haben, wird Verkäufer den Kontakt herstellen. Gleiches gilt bei Anfragen von den in Anlage 1 genannten Kunden.

In the event, that a new customer requests a 2-component, addition curing (non-UV hardening) silicone elastomers for an application in the Business Field and the marketing unit/units of the Seller and/or the Seller’s affiliates (currently, Wacker Silicones) active in the Business Field gains/gain knowledge of such request, the Seller shall inform such new customers about the Seller’s cooperation with the Buyer. Should such new customer expresses an interest in further information about the Buyer, the Seller shall establish contact between the Buyer and such new customer. The same shall apply to requests placed by any of the customers listed in Annex 1 hereto.

Die Anlage 1 wird als Arbeitspapier projektbezogen in angemessenen regelmäßigen Abständen von beiden Parteien bearbeitet.	Annex 1, which represents a working paper, shall be updated at reasonable intervals depending on the requirements of the respective projects.

In gleicher Weise wird der Käufer den Verkäufer umgehend über entsprechende Anfragen in Kenntnis setzen.	The Buyer shall inform the Seller without undue delay of any and all corresponding requests.

Die Parteien werden sich sodann auf ihre weitere Vorgehensweise unter Berücksichtigung der kartellrechtlichen Bestimmungen verständigen. Soweit kartellrechtlich zulässig, sollen gemeinsame Kundentermine stattfinden.

Upon the exchange of such information, the Parties shall come to an agreement regarding their future course of action taking into consideration the applicable antitrust laws. To the extent permissible under such laws, the Parties shall jointly attend customer meetings

3.4. Kauf und Verkauf auf eigene Rechnung	3.4. Purchase and sale on each Parties’ own account

Der Käufer kauft das Produkt vom Verkäufer und verkauft es an die Kunden in eigenem Namen und für eigene Rechnung.	The Buyer shall buy the Product from the Seller and shall sell the Product to customers in the Buyer’s own name and on its own account.

Keine Partei ist berechtigt, Erklärungen im Namen der anderen Partei abzugeben oder Verträge im Namen der anderen Partei abzuschließen.	Neither Party shall be entitled to make declarations or sign agreements on behalf of the other Party.

4. Intellectual Property Rights	4. Intellectual Property Rights

Durch diesen Kooperationsvertrag bleiben die Rechte an den jeweiligen Schutzrechten der Parteien unberührt. Der Rechteinhaber räumt der anderen Partei an seinen Schutzrechten kein Nutzungs- oder anderes Recht ein

This Cooperation Agreement shall not affect either Party’s rights to its respective intellectual property. The owner of such rights does not grant to the other Party any usage or other rights in connection with its respective intellectual property rights.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

5. Liefer- und Abnahmeverpflichtung für das Produkt	5. Obligation to Supply and Purchase the Product

5.1. Liefervereinbarung für das Produkt/ Vorlaufzeit für optisches Bonden	5.1. Supply Agreement / Exclusivity Period for the Product

Der Verkäufer verpflichtet sich, an den Käufer die in Anlage 2 vereinbarten Produkte zu den in Anlage 2 vereinbarten Preisen (netto, ohne gesetzliche Umsatzsteuer) zu verkaufen. Der Käufer verpflichtet sich, diese zu den in diesem Kooperationsvertrag vereinbarten Konditionen zu kaufen und zu bezahlen. Der Verkäufer kann seine Verpflichtungen aus diesem Kooperationsvertrag nach eigener Wahl selbst oder durch eine seiner Tochtergesellschaften erbringen. In gleicher Weise kann der Käufer seine Verpflichtungen aus diesem Vertrag nach eigener Wahl selbst oder durch ein mit ihm im Sinne von § 15 AktG verbundenes Unternehmen erbringen.

The Seller shall sell the Product specified in Annex 2 at the prices specified in Annex 2 (net, excluding VAT) to the Buyer. The Buyer shall purchase and pay said Product under the terms specified in this Cooperation Agreement. The Seller’s obligations under this Cooperation Agreement may at Seller’s choice be fulfilled either by the Seller itself or by one of Seller’s affiliates. Accordingly, the Buyer can, at his own choice, render his obligations under this contract itself or through a company affiliated with it within the meaning of § 15 AktG (German Stock Corporation Act).

5.1.1 Preise des Produkts	5.1.1 Prices of the Product

Die in Anlage 2 genannten Preise gelten bis zu dem dort genannten Zeitpunkt. Die Parteien werden sich jeweils im vierten Quartal eines Kalenderjahres zusammensetzen und die Preise für das Folgekalenderjahr verhandeln, auch unter Berücksichtigung des Inflationsausgleichs. Erfolgt keine Einigung bis zum 31.12. des laufenden Kalenderjahres ist jede Partei berechtigt, den Kooperationsvertrag schriftlich mit einer Frist von 30 Tagen zum 31. März des Folgejahres zu kündigen. Erfolgt keine Kündigung, bleiben die Preise für das Folgejahr unverändert. Das allgemeine Kündigungsrecht gemäß Ziffer 12 dieses Kooperationsvertrags bleibt unberührt.

The prices specified in Annex 2 shall remain applicable until the date set forth therein. By no later than the fourth quarter of every calendar year, the Parties shall negotiate prices for the following calendar year in good faith, taking inflation compensation into consideration. Should the Parties fail to come to an agreement on new prices by December 31 of the current calendar year, each Party shall be entitled to terminate this Cooperation Agreement with effect as of March 31 of the following year subject to a 30 days’ notice period. If this Cooperation Agreement is not terminated, prices shall remain unchanged throughout the following calendar year. The Parties’ termination right pursuant to clause 12 of this Cooperation Agreement shall remain unaffected.

5.1.2 Rolling Forecast für das Produkt	5.1.2 Rolling forecast for the Product

Der Käufer wird gegenüber dem Verkäufer einen jährlichen unverbindlichen Rolling Forecast über die beabsichtigten Kaufmengen abgeben.	The Buyer shall provide the Seller with a non-binding annual rolling forecast of the volumes of Product the Buyer intends to purchase

Die für den Käufer bindenden Einzelbestellungen müssen rechtzeitig, analog der jeweils aktuellen Lieferzeiten (lead time), erfolgen und werden erst durch eine entsprechende Bestätigung des Verkäufers bindend. Der Käufer wird solche Einzelbestellungen nach Wahl des Verkäufers entweder beim Verkäufer selbst oder bei einem vom Verkäufer benannten Tochterunternehmen des Verkäufers platzieren.

Individual orders binding on the Buyer must be made in good time, in line with the current delivery times (lead time) and shall only become binding on the Seller when confirmed by the Seller. Upon Seller’s request, Buyer shall place such individual orders either with the Seller or with the affiliate indicated by the Seller.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

5.1.3 Vorlaufzeit des Produkts	5.1.3 Exclusivity Period for the Product

Im Hinblick auf die Beiträge des Käufers zur Entwicklung des Produkts verpflichtet sich der Verkäufer bis zum Ablauf des 31. Dezember 2021 (Eingang der Bestellung beim Verkäufer), das Produkt lediglich an den Käufer und/oder ein mit ihm in Sinne von § 15 AktG verbundenes Unternehmen zu verkaufen („Vorlaufzeit I”).

In consideration of the Buyer’s contributions to the development of the Product, the Seller undertakes to sell the Product only to Buyer and/or to Buyer’s affiliates within the meaning of § 15 AktG until December 31, 2021 (Receipt of the order by Seller) (“Exclusivity Period I”).

Die Verpflichtung zur Beachtung der Vorlaufzeit I steht unter der auflösenden Bedingung, dass der Käufer pro Kalenderjahr mindestens [***] des Produkts beim Verkäufer zur Lieferung in diesem Kalenderjahr bestellt und abnimmt. Bestellt der Käufer in einem Kalenderjahr weniger als die vorgenannte Menge des Produkts von [***]. nimmt er trotz vereinbarungsgemäßer Bereitstellung dieser Menge durch den Verkäufer weniger ab, so endet die Verpflichtung zur Beachtung der Vorlaufzeit I automatisch zum Ende des jeweiligen Kalenderjahres, ohne dass es einer Kündigung bedarf.

The obligation to observe the Exclusivity Period I is subject to the condition subsequent that the Buyer orders and accepts at least [***] of the Product per calendar year from the Seller for delivery in this calendar year. If the Buyer orders less than the aforementioned quantity of the product of [***] in one calendar year, or takes less than this quantity despite the Seller’s provision of the Product as agreed in the purchase contract, the obligation to observe the Exclusivity Period I automatically ends at the end of the respective calendar year without a notice of termination being required.

Der Käufer verpflichtet sich bis zum 31. Dezember 2021 unter vorausgesetzter Eignung des Produkts und entsprechender Freigabe durch den Kunden, Kunden für das Geschäftsfeld ausschließlich mit dem Produkt zu beliefern („Vorlaufzeit II”).

Buyer undertakes to supply customers in the Business Field exclusively with the Product until 31 December 2021, provided that the Product is suitable and the respective customers have approved such supply (hereinafter referred to as the “Exclusivity Period II”).

Die Verpflichtung des Käufers zur Beachtung der Vorlaufzeit II entfällt im Einzelfall, falls der Verkäufer dem Käufer die Lieferung einer bestellten Menge des Produkts nicht innerhalb von einer Woche mit einer Lieferzeit von 8 (acht) Wochen (unverbindlich) schriftlich bestätigt. Die Verpflichtung zur Beachtung der Vorlaufzeit II entfällt automatisch mit Ablauf einer Woche nach Eingang der Bestellung des Käufers beim Verkäufer für die in diesem Einzelfall betroffene Bestellung bzw. für zukünftige Bestellungen eines in diesem Einzelfall (mit anderem Material qualifizierten) betroffenen Einzelprojekts. Klarstellend halten die Parteien fest, dass der Käufer in diesen Fällen berechtigt ist, ein anderes geeignetes Produkt anderweitig zu beziehen und Kunden hiermit zu beliefern.

The Exclusivity Period II shall cease to apply in each individual case, if the Seller fails to confirm an order of Buyer in writing within one week with a delivery period of 8 (eight) weeks (non-binding). In the absence of such written confirmation by Seller the Exclusivity Period II shall terminate automatically after the expiry of one week upon receipt of the order by the Seller for the order affected in this particular case or for future orders of an individual project affected in this particular case (qualified with other material). By way of clarification, the Parties state that in these cases the Buyer is entitled to purchase another suitable product elsewhere and to supply such other product to the customers.

Das Entfallen der Verpflichtung zur Beachtung der Vorlaufzeit lässt die weiteren Verpflichtungen unter diesem Kooperationsvertrag im Übrigen unberührt	Any termination of the obligation to observe an Exclusivity Period does not affect the other obligations under this Cooperation Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

5.1.4 Neuverpackung und Umetikettierung	5.1.4 Repackaging and relabeling

Der Käufer steht dafür ein und stellt sicher, dass die neuverpackten Produkte die gleiche Qualität und Reinheit aufweisen wie zum Zeitpunkt ihrer Lieferung durch den Verkäufer. Lagerzeitbedingte Veränderungen der Produkte sind hiervon ausgenommen. Die vom Verkäufer verwendeten Etiketten müssen dem Industriestandard und allen geltenden Gesetzen und Vorschriften entsprechen.

Buyer warrants and ensures that repackaged Products have the same quality and purity as at the time of delivery by Seller, except for changes to the Product resulting from storage. All labels used by the Seller shall comply with the industry standard and with all applicable laws and regulations.

5.1.5 Weitere Liefervereinbarungen	5.1.5 Further supply agreements

Soweit in diesem Kooperationsvertrag keine anderen Regelungen getroffen sind, gelten für alle Lieferungen des Verkäufer an den Käufer die Allgemeinen Verkaufs- und Lieferbedingungen des Verkäufers („AGB-V”), die diesem Kooperationsvertrag als Anlage 3 beigefügt sind. Es gelten dieselben Änderungen wie in Ziffer 5.2 aufgeführt.

Unless otherwise set forth in this Cooperation Agreement, all deliveries made by the Seller to the Buyer shall be subject to Seller’s general terms and conditions of sale and delivery (hereinafter referred to as the “Seller’s General Terms and Conditions of Sale and Delivery”) set out in Annex 3 hereto. The changes set forth in section 5.2 below shall apply accordingly.

5.2. Liefervereinbarungen fur Buchnamenprodukte	5.2. Delivery of Book Name Products

Andere Produkte des Verkäufers als das Produkt werden an den Käufer grundsätzlich gemäß den AGB-V verkauft.	The sale of any products other than the Product shall be subject to the Seller’s General Terms and Conditions of Sale and Delivery.

Folgende Veränderungen zu den AGB-V werden vereinbart:	The Parties agree on the following changes to the Seller’s General Terms and Conditions of Sale and Delivery:

3.1. Die Lieferung der Buchnamenprodukte erfolgen CIP (Incoterms 2010) an den von den Parteien jeweils vereinbarten Lieferort.	3.1. Book Name Products shall be delivered CIP (Incoterms 2010) to the location agreed-upon by the Parties.

Folgende Regelungen finden keine Anwendung:	The following provisions shall not be applicable:

3.6. der AGB-V wird gestrichen
4.2. der AGB-V wird gestrichen
6.10. der AGB-V wird gestrichen
6.11. der AGB-V wird gestrichen
13. Der AGB-V wird gestrichen
15.2., 2. Halbsatz der AGB-V wird gestrichen.

Section 3.6 of the Seller’s General Terms and Conditions of Sale and Delivery shall be deleted, section 4.2 of the Seller’s General Terms and Conditions of Sale and Delivery shall be deleted, section 6.10 of the Seller’s General Terms and Conditions of Sale and Delivery shall be deleted, section 6.11 of the Seller’s General Terms and Conditions of Sale and Delivery shall be deleted, section 13 of the Seller’s General Terms and Conditions of Sale and Delivery shall be deleted, and the second sentence of section 15.2 of the Seller’s General Terms and Conditions of Sale and Delivery shall be deleted.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Folgende Regelungen der AGB-V werden geändert:	The following provisions of the Seller’s General Terms and Conditions of Sale and Delivery shall be amended:

„11. Höhere Gewalt” wird ersetzt mit Ziffer 10 „Force Majeure” dieses Kooperationsvertrags.	“11. Force Majeure” shall be replaced with clause 10. “Force Majeure” of this Cooperation Agreement.

6. Liefer- und Zahlungsbedingungen für das Produkt	6. Terms of Delivery of and Payment for the Product

Die Lieferungen erfolgen CIP (Incoterms 2010) an den von den Parteien jeweils vereinbarten Lieferort.	All deliveries shall be made CIP (Incoterms 2010) to the location agreed-upon by the Parties.

Zahlungen werden durch Bankeinzug netto geleistet.	All payments shall be made net by direct debit.

7. Eigenschaften des Produkts	7. Characteristics of the Product

Als vereinbarte Eigenschaft des jeweiligen Produktes gilt die für das jeweilige Produkt in Anlage 4 beigefügte Spezifikation.	The agreed upon characteristics of the Product are set forth in the specifications attached hereto as Annex 4.

8. Gewährleistung	8. Warranty

Der Verkäufer gewährleistet ausschließlich die Einhaltung der in Anlage 4 beigefügten Spezifikationen.	The Seller warrants solely that the Product delivered shall conform to the specifications set out in Annex 4.

Eine weitere Gewährleistung, wie z.B. die Eignung der Produkte für einen bestimmten Zweck oder deren Freiheit von Schutzrechten Dritter für einen bestimmten Zweck gibt der Verkäufer nicht. Entsprechen die gelieferten Produkte nicht den Spezifikationen, sind sie mangelhaft im Sinne des Gewährleistungsrechts. Der Käufer kann in diesem Fall als Nacherfüllung die Lieferung mangelfreier Produkte verlangen. Schlägt die Nacherfüllung fehl, kann der Käufer wahlweise den Kaufpreis mindern oder vom Vertrag zurücktreten.

The Seller disclaims any and all other express or implied warranties, such as fitness for a specific purpose, or that the Product is free from third-party intellectual property rights when using it for a specific purpose. If the Product delivered is not in compliance with the specifications, it shall be deemed to be defective pursuant to the Warranty Laws of Germany (Gewährleistungsrecht). In this case, Buyer has the right to claim delivery of non-defective Product. If Seller fails deliver a non-defective Product, Buyer shall have the right to either reduce the purchase price or rescind the respective purchase agreement.

Der Verkäufer haftet nicht für entgangenen Gewinn.	The Seller shall not be liable for lost profit.

9. Haftung	9. Liability

Der Verkäufer haftet gemäß den gesetzlichen Bestimmungen bei fahrlässigem und vorsätzlichem Handeln, jedoch mit der Maßgabe, dass die Haftung von Verkäufer aus oder im Zusammenhang mit diesem Kooperationsvertrag unabhängig vom Rechtsgrund (vorvertraglich, vertraglich, a ußervertraglich und einschließlich im Falle der

The Seller shall be liable for negligent or intentional acts in accordance with the statutory provisions but subject to the condition that the Seller’s liability arising from or in connection with this Cooperation Agreement (whether precontractual, contractual, non-contractual and for delivery of defective Products) per calendar year shall be limited as follows: 50%

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Lieferung eines mangelhaften Produkts) wie folgt begrenzt ist: pro Kalenderjahr auf 50 % des Umsatzes, den Verkäufer im entsprechenden Kalenderjahr mit Lieferungen gemäß diesem Kooperationsvertrag an den Käufer erzielt hat. Die Beschränkung gilt für die Gesamthaftung von Verkäufer für sämtliche Schäden, die während des entsprechenden Kalenderjahres eingetreten sind.

of Seller’s turnover resulting from sales to Buyer pursuant to this Cooperation Agreement in such calendar year. Said limitation shall apply to Seller’s total liability for all damages incurred in the respective calendar year.

Diese Haftungsbeschränkungen gelten nicht für Schadensersatzansprüche des Käufers (i) wegen vom Verkäufer vorsätzlich verursachter Schäden, (ii) wegen Verletzung von Leben, Körper oder Gesundheit (iii) nach dem Produkthaftungsgesetz oder anderen zwingenden gesetzlichen Vorschriften oder (iv) wegen arglistig verschwiegener Mängel.

Said limitation shall not apply to claims raised by Buyer (i) for damages intentionally caused by Seller, (ii) in case of injury to life, body or health (iii) under the Product Liability Act of Germany (Produkthaftungsgesetz) or other mandatory laws, or (iv) due to defects fraudulently concealed by Seller.

10. Force Majeure	10. Force Majeure

Ist eine der Parteien im Falle von höherer Gewalt, wie zum Beispiel Mobilmachung, Krieg, Terrorismus, Aufruhr, Naturkatastrophen, Feuer oder anderer unvorhersehbarer und nicht von einer Partei zu vertretende Umstände, wie zum Beispiel Streik oder rechtmäßige Aussperrung, Betriebs- oder Transportstörungen oder Rohstoffbeschaffungsschwierigkeiten, an der Erfüllung der vertraglichen Verpflichtung gehindert, verlängern sich die Fristen für die Erfüllung der vertraglichen Verpflichtung jeweils um die Dauer der Behinderung zuzüglich einer angemessenen Anlauffrist.

If a force majeure event including mobilization, war, act of terrorism, civil unrest, natural disaster, fire or any other unforeseeable event beyond the control of either Party such as strike or lawful lockout, disruption to operation, transportation or the supply of raw materials prevents either Party from fulfilling its obligations under this Cooperation Agreement, the deadlines for fulfilling such obligations shall be extended by the duration of such force majeure event plus a reasonable warm-up period.

11. Verjährung	11. Statute of Limitations

Ansprüche aus diesem Kooperationsvertrag verjähren innerhalb von 18 Monaten nach Fälligkeit.	The statute of limitations for claims raised under this Cooperation Agreement shall be 18 (eighteen) months from the date on which they fall due.

Ansprüche unter den einzelnen Kaufverträgen verjähren innerhalb von 18 Monaten nach Gefahrübergang.	The statute of limitations for claims raised under any of the purchase agreements shall be 18 (eighteen) months from transfer of risks.

12. Laufzeit und Kündigung des Kooperationsvertrags	12. Term and Termination

Der Kooperationsvertrag tritt am 1. Januar 2019 in Kraft und hat eine feste Laufzeit bis zum 31. Dezember 2021.	This Cooperation Agreement shall become effective retroactively on January 1, 2019 and shall have a fixed term until December 31, 2021.

Wird der Kooperationsvertrag nicht von einer der Parteien mit einer Frist von mindestens 6 Monaten zum Ende der Festlaufzeit gekündigt,	If the Cooperation Agreement is not terminated by one of the Parties with a notice period of at least 6 months at the end of the fixed term, it

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

verlängert er sich automatisch um ein Jahr, und danach Jahr für Jahr und kann von jeder Partei mit einer Frist von 6 Monaten zum Jahresende gekündigt werden. Die Verpflichtung zur Beachtung von Vorlaufzeit I und II endet jedoch spätestens am 31. Dezember 2021.

shall be automatically renewed for one year and then year after year, and may be terminated by either Party with a notice period of 6 months to the end of the year. However, the obligation to comply with the Exclusivity Period I and II will end no later than December 31, 2021.

13. Geheimhaltung	13. Confidentiality

Die Bestimmungen der Geheimhaltungsvereinbarung gelten auch für die Zusammenarbeit der Parteien nach dieser Kooperationsvereinbarung. Hiervon ausgenommen sind jedoch Offenlegungs-oder Mitteilungspflichten der Parteien aufgrund gesetzlicher Vorschriften, behördlicher Anordnung oder aufgrund von Börsenregularien, wobei jedoch die offenlegende bzw. mitteilende Partei —soweit gesetzlich zulässig — zur vorherigen Konsultation mit der anderen Partei verpflichtet ist.

The provisions of the Confidentiality Agreement shall apply to the cooperation between the Parties under this Cooperation Agreement as well, except that - if and to the extent a Party is required by law, administrative order or by applicable stock exchange regulations to disclose the existence and/or the content of this Cooperation Agreement or make an announcement — it may do so after first consulting with the other Party.

Ziffer 2.1 der Geheimhaltungsvereinbarung wird dahingehend geändert, dass die Geheimhaltungsvereinbarung während der Laufzeit dieser Kooperationsvereinbarung gilt.	Section 2.1 of the Confidentiality Agreement shall be amended in a way that the Confidentiality Agreement shall remain in effect for the term of this Cooperation Agreement.

Ziffer 2.2 der Geheimhaltungsvereinbarung wird dahingehend geändert, dass die Verpflichtung zur Geheimhaltung 5 (fünf) Jahre nach Beendigung des KPooperationsvertrages endet.

Section 2.2 of the Confidentiality Agreement shall be amended in a way that the confidentiality obligation shall continue to apply for a period of 5 (five) years after this Cooperation Agreement has been terminated.

Die vorstehenden Anpassungen von Ziffer 2 der Geheimhaltungsvereinbarung gelten auch für Informationen im Sinne von Ziffer 1.1 der Geheimhaltungsvereinbarung, von denen eine Partei während der Laufzeit der Bisherigen Rahmenvereinbarung Kenntnis erlangt hat.

Said amendments to section 2 of the Confidentiality Agreement shall apply to information specified in section 1.1 of the Confidentiality Agreement, information of which either Party gained knowledge during the term of the Current Framework Supply Agreement as well.

14. Anwendbares Recht / Gerichtsstand	14. Applicable Law / Venue

Der Kooperationsvertrag unterliegt dem Recht der Bundesrepublik Deutschland unter Ausschluss des UN-Kaufrechts.	This Cooperation Agreement is subject to the laws of the Federal Republic of Germany under exclusion of the CISG.

Ausschließlicher Gerichtsstand für beide Parteien ist München.	The exclusive venue for both Parties shall be Munich, Germany.

15. Salvatorische Klausel /Schriftformerfordernis /Zweisprachigkeit	15. Severability / Requirement of the Written Form / Two Language Versions

Der Kooperationsvertrag enthält alle Vereinbarungen der Parteien über den Vertragsgegenstand, Nebenabreden bestehen nicht. Sollten einzelne Bestimmungen dieses	This Cooperation Agreement constitutes the whole agreement between the Parties regarding the subject matter hereof. No side agreements have been made. Should any

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Kooperationsvertrags unwirksam oder nichtig sein, so sollen sie die Wirksamkeit der übrigen Klauseln nicht berühren.	provision of this Cooperation Agreement be or become invalid or void, the validity of the remainder of the provisions of this Cooperation Agreement shall remain unaffected.

Änderungen dieses Kooperationsvertrags, auch dieses Schriftformerfordernisses, müssen schriftlich erfolgen. Für Änderungen der Anlage 1 ist eine Einigung per E-Mail ausreichend.	Changes to this Cooperation Agreement, including to the requirement of the written form, must be made in writing to become effective. Changes to Annex 1 hereto can be agreed upon by e-mail.

Dieser Vertrag wird zweisprachig (auf deutsch und englisch) ausgefertigt. Im Falle von Widersprüchen zwischen der deutschen und der englischen Version ist der deutsche Wortlaut dieses Vertrags maßgeblich.

This Cooperation Agreement is provided in two language versions (German and English). In case of conflict between the German and the English version, the German version shall prevail.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Muchen, den 3/28/2019	Munich, (date) 3/28/2019

/s/ Christian Gimber	/s/ Christian Gimber
Christian Gimber	Christian Gimber
Vice President, Engineering Silicones	Vice President, Engineering Silicones

/s/ Julia Henn	/s/ Julia Henn
Julia Henn	Julia Henn
Director, Industrial Solutions	Director, Industrial Solutions

Wacker Chemie AG	Wacker Chemie AG
vertreten durch	represented by

Schwarzenbruck, den 4/8/2019	Schwarzenbruck, (date) 4/8/2019

Via optronics GmbH	Via optronics GmbH
vertreten durch	represented by

/s/ Jürgen Eichner	/s/ Daniel Jürgens	/s/ Jürgen Eichner	/s/ Daniel Jürgens
Jürgen Eichner Geschaftsfuhrer	Daniel Jürgens Geschaftsfuhrer	Jürgen Eichner Managing Director	Daniel Jürgens Managing Director

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Anlage 1:	Annex 1:

Kundenliste	List of Customers

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Anlage 2:
Preis: [***] EUR/KG
Alle Preise verstehen sich als Netto-Preise.

Verpackung: 180KG FASS
Unverbindliche Lieferzeit: 56 Tage
Mindestliefermange: [***] kg A + [***] kg B
Zahlungsbedingung: Durch Bankeinzug netto
Lieferbedingung (Incoterms® 2010): CIP Nürnberg

Annex 2:
Price: EUR [***]/kg
All prices are net.

Packaging: 180 kg barrels
Non-binding delivery period: 56 days
Minimum volume delivered: [***] kg of A and [***] kg of B
Terms of payment: net, by direct debit
Terms of delivery (Incoterms® 2010): CIP Nuremberg

Preisgültigkeit: 01.01.2019 bis 31.12.2019	Prices valid: from January 1, 2019 through December 31, 2019

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Anlage 3:	Annex 3:

Allgemeinen Verkaufsbedingungen Wacker Chemie AG (umseitig angehängt)	Seller’s General Terms of Sale and Delivery (enclose hereto)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Anlage 4:

Spezifikation [***]

A-Komponente: [***]

Viskosität B-Komponente: [***]

Topfzeit: [***]
Penetration: [***]
Trübungswert A-Komponente: [***]

Trübungswert B-Komponente: [***]

Farbbeurteilung: [***]

Annex 4: Specification [***] Viscosity A: [***] Viscosity B: [***] Pot Life: [***] Penetration: [***] Turbidity A: [***] Turbidity B: [***] yellowing: [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Anlage 1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

VIA optronics - Kundenliste (existing und potential), Stand 10/2018

APAC / JAPAN

Quanta, Desay, Coretronic, Younglighting. HP, Dell, Wacom, Sharp, BOE, Tianma, Heesung, Magneti Marelli, Samsung Electronics, Samsung Display, LG Display, AUO, Innolux, GIS, Wistron, Compal, Inventec, Pegatron, Qisda, BenQ, Aopen, TPV, TPK, Intel, ELO Touch, Alpine, Clarion, Pioneer, Mutto, DongShan Group, BOSCH, Delphi, HSAE, Nippon Seiki, Sound, Promate, Mildex, Esload, TOA, Lenovo, Dataimage, ELK, Ponda, Panasonic Automotive, Panasonic Industrial, Panasonic Avionics, Panasonic Toughbook, Google, Cisco, SMK Japan, Fujitsu NB, ACER / ASUS, Diebold Nixdorf, Harman, BOEVx, Visteon, Yanfeng Visteon, Melco (Mitsubishi), Denso, Calsonic, JVC Kenwood, Yazaki, Aisin, Foryou, Flextronic, Johnson control, TSP, Faurecia, Philips, LGE, LGIT, Diva, Gene touch, Tokai Rika, Fujitsu TEN, Sharp, 0-film, Goworld, Truly, CPT, HengHao, LCFC, KTC, HKC, Foxconn, JDI, EIH, CPT, Giantplus

NAFTA

Aptiv, Honeywell, Innovative, Global PMX, Ametek, L-3, Avasure, Gables, Gateworks, Harman, Methode, Xplore, John Deere, Caterpillar, lectronic Solutions, Johnson Outdoors, Visteon, ELO Touch, Panasonic Avionics, Panasonic Automotive, Amazon, Apple, Thales, Karma, Lucid, Fisker, Garmin, Nvidia, Fluke, GE, Diebold Nixdorf, Ennovation, Microsoft, Trimble Navigation, Navico, UICO, 3M

EMEA

Delphi, Continental, AES Aircraft, Berliner Glas, Data-Modul, Eaton Gecma, Eizo Technologies GmbH, Graf-Syteco, IAV, ifm, iQor Global Services Poland, Kitron, Kongsberg, Lang AG, LCDis, Liebherr, Moba Mobile, MSC Technologies, Phoenix Contact, Rafi, Rohde&Schwarz, Rutronik, Tonfunk, WIKO, Methode, ZF/TRW, Methode, Valeo, Magneti Marelli (Italy/France), LGE Germany, Panasonic automotive, VW, AUDI, BMW, VOLVO, ABB, Barco, BMG MIS, BSH Bosch Siemens Hausgeräte, Cisco, CLAAS, Deutsche Bahn, Deutsche Telekom, Diebold Nixdorf, Dräger, EADS, Eizo Europe, Esterline (Belgium), General Electric, GE Medical, Innogy, JCDecaux, JosephDigitalSolutions, NCR, Scheidt&Bachmann, Schneider Electric, Schott AG, Siemens AG, Siemens Healthineers, Ströer, Solarview, Thales, Vectron, Vosloh, Webasto, Harman, YAZAKI, ARRIVAL UK